UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 24, 2015

Bakken Resources, Inc.
(Exact name of registrant specified in charter)

Nevada	000-53632	26-2973652
(State of Incorporation)	(Commission File Number)	(IRS Employer
Identification No.)

1425 Birch Ave., Suite A, Helena, MT 59601
(Address of principal executive offices) (Zip Code)

(406) 442-9444
Issuer’s Telephone Number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers.

On March 24, 2015, Val M. Holms, President, Chief Executive Officer, and Chairman of the Board of Bakken Resources, Inc. (the “Company”), began a voluntary paid leave of absence. Mr. Holms will remain on such voluntary paid leave through the completion of an internal investigation by the Company’s independent outside investigators. The Company retained its special independent investigator to continue the investigation initiated by the Company’s former audit committee chairman. Our independent investigation is expected to relate to matters that the Company’s prior audit committee chairman raised by his resignation letter (attached as an exhibit to the Company’s Form 8-K, filed with the Securities Exchange Commission on March 17, 2015).

No replacement for Mr. Holms has been appointed during his leave at this time. The Company expects that the Board will determine all matters during Mr. Holms’ leave that would otherwise require consideration in his capacity as President or CEO of the Company. Following the results of the special independent investigation, the Company intends to make all necessary announcements and take appropriate actions.

The Company has issued a press release announcing Mr. Holms’ leave of absence described above, and a copy of that press release is attached to this Form 8-K as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits
Exhibit 99.1	Press release issued by the Company on March 30, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bakken Resources, Inc.

By:	/s/ Dan Anderson
Dan Anderson
Chief Financial Officer
March 30, 2015